TRI-COUNTY FEDERAL SAVINGS BANK OF WALDORF
                          RETIREMENT PLAN FOR DIRECTORS
                          -----------------------------


         The Board of Directors of Tri-County Federal Savings Bank of Waldorf has adopted this Retirement Plan for Directors, effective as of January 1, 1995.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         "Agreement" shall mean the Deferred Compensation Agreement attached hereto as Exhibit A.

         "Bank" shall mean Tri-County Federal Savings Bank of Waldorf.

         "Benefit Percentage" shall be determined based on the number of the Participant's full years of service on the Board as a non-employee Director, whether before or after the Effective Date, and shall be determined according to the following schedule:

        Full Years of Service on the                    Participant's
      Board As a Non-Employee Director                Benefit Percentage
      --------------------------------                ------------------

                 Less than 5                                    0%
                   5 to 9                                  33-1/3%
                  10 to 14                                 66-2/3%
                 15 or More                                   100%

         "Benefits"  shall  mean,  collectively,   the  benefits  payable  under
Articles II, III, IV, and V of the Plan.

         "Board" shall mean the Board of Directors of the Bank.

         "Change in Control" shall have the meaning set forth in Section 13(b) of the Company's 1986 Stock Option and Incentive Plan, as in effect on the Effective Date. The decision of the Board as to whether a change in control has occurred shall be conclusive and binding on all parties interested therein.

         "Company" shall mean Tri-County Financial Corporation.

         "Deferral  Account"  shall have the meaning set forth in Section 5.2 of
Article V of the Plan.

         "Director" shall mean a member of the Board.

         "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of Board, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or the Bank.

         "Effective Date" shall have the meaning set forth in Article XVIII.

         "Multiplier" shall have the meaning set forth in Section 2.13 of the Bank's Executive Incentive Compensation Plan.

         "Participant" means anyone who is a Director at any time on or after the Effective Date (whether or not the Director is an Employee).

         "Plan" shall mean this Tri-County Federal Savings Bank of Waldorf Retirement Plan for Directors.

         "Surviving Spouse" means the husband or wife of a Director at the time of the Director's death, provided they are not then divorced or legally separated.

         "Vested Percentage" shall be determined based on the number of the Participant's full years of service on the Board as a nonemployee Director after the Effective Date, and shall be determined according to the following schedule:

           Full Years of Service as a Non-Employee               Participant's
           Member of the Board Post-Effective Date             Vested Percentage
           ---------------------------------------             -----------------

                         Less than 1                                33-1/3%
                              1                                     66-2/3%
                          2 or more                                    100%

Notwithstanding the foregoing, a Participant's Vested Percentage shall increase to 100% in the event he or she retires from the Board for any reason after attaining age 70 or incurring a Disability, as determined by the Board.

                                   ARTICLE II

                               RETIREMENT BENEFITS
                               -------------------

         In the event that a Participant's service on the Board terminates for any reason other than death or Disability, the Bank shall pay the Participant an annual benefit for ten (10) years in an amount equal to the product of (i) the Participant's Benefit Percentage, (ii) the Participant's Vested Percentage, and
(iii) $3,000. The payments due under this Article shall begin on the first day of the second month following the date of the Participant's termination of service on the Board, and shall thereafter be made on the annual anniversary dates of such first payment date. Except as provided in Article IV, no retirement benefits shall be payable hereunder after the death of the Participant.

         Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable hereunder shall be reduced to the extent that on the date of a Participant's termination of employment, either (i) the present value of his or her Benefits exceeds the limitations that are set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date, or (ii) such reduction is necessary to avoid subjecting the Bank to liability under Section 280G of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE III

                               DISABILITY BENEFITS
                               -------------------

         In the event that a Participant's service on the Board terminates due to his Disability, the Bank shall pay the Participant an annual payment for ten years in an amount equal to the product of his Benefit Percentage and $3,000. The payments due under this Article shall begin on the first day of the second month following the date of the Participant's termination of service, and shall thereafter be made on the annual anniversary dates of such first payment date. Except as provided in Article IV, no disability benefits shall be payable hereunder after the death of the Participant.

                                   ARTICLE IV

                                 DEATH BENEFITS
                                 --------------

         In the event that a Participant dies before collecting any of the Benefits provided under Article II or III, the Bank shall pay to the Participant's Surviving Spouse, or if none, to the Participant's estate, a lump sum payment having a present value equal to five (5) times the annual amount that the Participant would have received under Article II if the Participant had both terminated service on the Board on the date of his death, and then had a Vested Percentage equal to 100%. On the other hand, in the event that a Participant dies after commencing to receive the Benefits provided under Article II or III, the Bank shall pay to the Participant's Surviving Spouse, or if none, to the Participant's estate, a lump sum payment having a present value equal to the payments that the Participant would have received if the Participant had survived to collect all Benefits that would have been paid under Article II or III, as the case may be, from the date of the Participant's death through the date on which the Participant would have received the fifth annual payment otherwise payable under Article II or III, as the case may be. In either event, such payment of Benefits shall be made on or before the first day of the second month following the date of the

Participant's death. No Benefits shall be payable hereunder to anyone other than a Surviving Spouse or the Participant's estate.

                                    ARTICLE V

                              DEFERRED COMPENSATION
                              ---------------------
         This Article of the Plan establishes a deferred compensation program for Participants, subject to the terms and conditions provided in this Plan, in the trust associated with the Plan (the "Trust"), and in the Agreement. The terms and conditions of the Trust and the Agreement are incorporated herein by reference and made a part hereof to the extent not inconsistent herewith.

         5.1 The Bank expects (but shall be under no legal obligation) on a quarterly basis to contribute to the Trust the aggregate amounts deferred pursuant to Agreements with Participants, which funds would then be used for eventual payment to said Participants under the terms and conditions of this Article.

         5.2 In accordance with this Article, a Participant may elect to defer all or any portion of the fees and/or salary otherwise payable to him from the Bank, in cash, for any calendar year in which the Plan is in effect. Deferred amounts shall be credited by the Bank at the end of each calendar quarter, in accordance with the terms of the Agreements entered into between the Participants and the Bank. The funds so credited quarter-annually shall be credited by the Bank to a bookkeeping account ("Deferral Account") in the name of each Participant according to the terms of the Participant's Deferred Compensation Agreement. In addition to the funds deferred quarter-annually and credited to the Deferral Accounts of Participants, the Bank shall adjust each Account at the end of each calendar year (i) to credit the Participant's Deferral Account for the appreciation or depreciation that would have occurred if the Deferral Account had been invested in savings accounts having a return equal to the highest interest rate which the Bank pays, on the effective date of the Participant's election and as adjusted on each subsequent January 1st, on certificates of deposit, regardless of their term, and (ii) at the end of each calendar year to credit to the Participant's Deferral Account a deemed matching contribution by the Bank in an amount equal to the product of the Multiplier for the calendar year, and one and one-half percent (1.5%) of the Participant's aggregate fee deferrals for the calendar year.

         5.3 A Participant's Deferral Account shall be paid in accordance with those terms set forth in the Agreement which is applicable to the deferred amounts, except that the Participant's Deferral Account will be paid to the Participant (or his estate) in a lump sum as soon as practicable following a Change in Control. If a Participant should die before receiving all deferred compensation benefits payable under this Article, then such payment(s) shall be made to the beneficiary designated by the Participant in his or her Agreement (and in the absence of a validly designated or living beneficiary, to the Participant's estate).

         5.4 Agreements made hereunder shall be prospective only and shall be irrevocable with respect to amounts deferred pursuant to the Agreement, except that a Participant may at any time and from time to time (i) change the beneficiary designated in paragraph 3 of the Agreement, and/or (ii) file an Agreement which supersedes a prior Agreement as to amounts deferred on or after the January 1st which coincides with or next follows execution of the superseding Agreement. In addition, a Participant may at any time file a written notice with the Bank pursuant to which the Participant ceases future accruals as soon as practicable after the Bank receives such notice.

                                   ARTICLE VI

                           SOURCE AND FORM OF BENEFITS
                           ---------------------------

         Benefits shall constitute an unfunded, unsecured promise by the Bank to provide such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Bank, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Bank). In the event that a trust is established as described herein at Article IX, the trustee of such trust shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such trust assets shall be invested.

                                   ARTICLE VII

                                   ASSIGNMENT
                                   ----------

         Except as otherwise provided by this Plan, it is agreed that the Participant nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nonassignable and nontransferable.

                                  ARTICLE VIII

                            NO RETENTION OF SERVICES
                   TERMINATION OR SUSPENSION UNDER FEDERAL LAW
                   -------------------------------------------

         The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Bank to a Participant, whether fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Company or the Bank, or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Bank and any Participant.

         If the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Plan shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

         If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Plan shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

         All obligations under this Plan shall terminate, except to the extent that continuation of this Plan is necessary for the continued operation of the
Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

         If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Participant from participating in the conduct of the Bank's affairs, the Bank's obligations under this Plan shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended, and
(ii) reinstate (in whole or in part) any of its obligations which were suspended.

                                   ARTICLE IX

                             RIGHTS OF PARTICIPANTS
                             ----------------------

         The rights of the Participants under this Plan shall be solely those of unsecured creditors of the Bank. In the event that the Bank shall establish an irrevocable trust to be attached hereto ("Trust"), such assets of the Bank may be held by such trust pursuant to such Trust, subject to claims by general creditors of the Bank by appropriate judicial action as provided by such Trust.

                                    ARTICLE X

                   AUTOMATIC CASH-OUT UPON A CHANGE IN CONTROL
                   -------------------------------------------

         The provisions of this Article shall supersede any provisions of this Plan to the contrary. In the event of a Change in Control while a Participant is serving on the Board, the Participant's Vested Percentage shall become 100%, and the present value of his Benefits shall be due and payable to the Participant (or, in the event of his death, his designated beneficiary or if no beneficiary is living or designated, his estate) in one lump-sum payment within 10 days following such Change in Control. In the event of a Change in Control after a Participant terminates service on the Board, the present value of any Benefits not yet paid to the Participant (or his designated beneficiary or his estate, in the event of his death) shall be due and payable to the Participant (or his designated beneficiary or estate, in the event of his death) in one lump-sum payment within 10 days following such Change in Control.

                                   ARTICLE XI

                                 REORGANIZATION
                                 --------------

         The Bank agrees that it will not merge or consolidate into any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

                                   ARTICLE XII

                            AMENDMENT AND TERMINATION
                            -------------------------

         The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any rights of the Participants under the Plan.

                                  ARTICLE XIII

                                    STATE LAW
                                    ---------

         This Plan shall be construed and governed in all respects under and by the laws of the State of Maryland. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   ARTICLE XIV

                                    HEADINGS
                                    --------

         Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan.

                                   ARTICLE XV

                                     GENDER
                                     ------

         This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                                   ARTICLE XVI

                           INTERPRETATION OF THE PLAN
                           --------------------------

         The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious).

                                  ARTICLE XVII

                                   LEGAL FEES
                                   ----------

         In the event any dispute shall arise between a Participant and the Bank as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Participant to enforce the terms of this Plan or in defending against any action taken by the Bank, the Bank shall reimburse the Participant for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions; provided that the Participant shall return such amounts to the Bank if he fails to obtain a final judgment by a court of competent jurisdiction (or a settlement of such dispute, proceedings, or actions) substantially in his favor. Such reimbursements to a Participant shall be paid within 10 days of the Participant furnishing to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Participant. Any such request for reimbursement by a Participant shall be made no more frequently than at 30 day intervals.

                                  ARTICLE XVIII

                                 EFFECTIVE DATE
                                 --------------

         The effective  date of this Plan shall be January 1, 1995 provided that
Article V shall become effective on the date the Board approves the Plan. Unless terminated earlier in accordance with Article XII, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.